MULTI-CURRENCY, MULTI-OPTION
                           CREDIT AGREEMENT

                                 among

             HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

                         The Several Lenders
                  from Time to Time Parties Hereto

                       JPMORGAN CHASE BANK,
                           as Arranger

                       JPMORGAN CHASE BANK,
              as Sole Advisor, Lead Arranger and Bookrunner

                         JPMORGAN CHASE BANK,
                        as Administrative Agent

                       THE BANK OF NOVA SCOTIA,
                        as Documentation Agent

                     Dated as of August 14, 2002





































                          TABLE OF CONTENTS
                                                                Page

SECTION 1.  DEFINITIONS...........................................1

    1.1.  Defined Terms...........................................1
    1.2.  Other Definitional Provisions...........................18

SECTION 2.  THE COMMITTED RATE LOANS..............................19

    2.1.  Committed Rate Loans....................................19
    2.2.  Procedure for Committed Rate Loan Borrowing.............19
    2.3.  Repayment of Committed Rate Loans; Evidence of Debt.....19
    2.4.  Termination or Reduction of Commitments.................20
    2.5.  Optional Prepayments....................................20
    2.6.  Conversion and Continuation Options.....................20
    2.7.  Minimum Amounts of Tranches.............................21
    2.8.  Interest Rates and Payment Dates for
               Committed Rate Loans...............................21
    2.9.  Inability to Determine Interest Rate....................21
    2.10. Commitment Increases....................................22

SECTION 3.  THE COMPETITIVE ADVANCE LOANS.........................23

    3.1.  Competitive Advance Loans...............................23
    3.2.  Procedure for Competitive Advance Loan Borrowing........24
    3.3.  Repayment of Competitive Advance Loans;
               Evidence of Debt...................................24
    3.4.  Prepayments.............................................25

SECTION 4.  THE LETTERS OF CREDIT.................................25

    4.1.  L/C Commitment..........................................25
    4.2.  Procedure for Issuance of Letters of Credit
               under this Agreement...............................25
    4.3.  Fees, Commissions and Other Charges.....................26
    4.4.  L/C Participations......................................26
    4.5.  Reimbursement Obligation of the Company.................27
    4.6.  Obligations Absolute....................................27
    4.7.  Letter of Credit Payments...............................28
    4.8.  Application.............................................28
    4.9.  Issuance of Letters of Credit Priority for
               Acceptance of Time Drafts..........................28

SECTION 5.  CERTAIN PROVISIONS APPLICABLE TO THE LOANS
            AND LETTERSOF CREDIT..................................29

    5.1.  Facility Fee............................................29
    5.2.  Computation of Interest and Fees........................29
    5.3.  Pro Rata Treatment and Payments.........................29
    5.4.  Requirements of Law.....................................30

















                                                                 Page

    5.5.  Taxes...................................................32
    5.6.  Indemnity...............................................34
    5.7.  Change of Lending Office................................34
    5.8.  Company Controls on Exposure; Calculation of Exposure;
               Prepayment if Exposure exceeds Commitments.........35

SECTION 6.  REPRESENTATIONS AND WARRANTIES........................36

    6.1.  Financial Condition.....................................36
    6.2.  No Change...............................................36
    6.3.  Corporate Existence; Compliance with Law................36
    6.4.  Corporate Power; Authorization;
               Enforceable Obligations............................37
    6.5.  No Legal Bar............................................37
    6.6.  No Material Litigation..................................37
    6.7.  No Default..............................................37
    6.8.  Ownership of Property; Liens............................37
    6.9.  Intellectual Property...................................37
    6.10. Taxes...................................................38
    6.11. Federal Regulations.....................................38
    6.12. ERISA...................................................38
    6.13. Investment Company Act; Other Regulations...............39
    6.14. Subsidiaries............................................39
    6.15. Purpose of Loans and Letters of Credit..................39
    6.16. Accuracy and Completeness of Information................39
    6.17. Environmental Matters...................................39

SECTION 7.  CONDITIONS PRECEDENT..................................40

    7.1.  Conditions to Initial Extensions of Credit..............40
    7.2.  Conditions to Each Extension of Credit..................41

SECTION 8.  AFFIRMATIVE COVENANTS.................................42

    8.1.  Financial Statements....................................42
    8.2.  Certificates; Other Information.........................42
    8.3.  Payment of Obligations..................................43
    8.4.  Conduct of Business and Maintenance of Existence........43
    8.5.  Maintenance of Property; Insurance......................44
    8.6.  Inspection of Property; Books and Records; Discussions..44
    8.7.  Notices.................................................44
    8.8.  Environmental Laws......................................45

SECTION 9.  NEGATIVE COVENANTS....................................45

    9.1.  Financial Condition Covenants...........................45
    9.2.  Limitation on Indebtedness of Restricted Subsidiaries...45
    9.3.  Limitation on Liens.....................................46
    9.4.  Limitation on Fundamental Changes.......................48

                                                                 Page

    9.5.  Limitation on Sale of Assets............................48
    9.6.  Limitation on Dividends.................................49
    9.7.  Limitation on Investments, Loans and Advances...........49
    9.8.  Limitation on Optional Payments of Subordinated
          Debt and Modifications of Subordination Provisions......50
    9.9.  Limitation on Transactions with Affiliates..............50
    9.10. Limitation on Sales and Leasebacks......................50
    9.11. Limitation on Changes in Fiscal Year....................51
    9.12. Limitation on Guarantee Obligations in respect of
               Indebtedness of Subsidiaries other than
               Restricted Subsidiaries............................51
    9.13. Limitation on Subsidiaries other than
               Restricted Subsidiaries............................51
    9.14. Limitation on Guarantee Obligations.....................51

SECTION 10.   EVENTS OF DEFAULT...................................51

SECTION 11.   THE ADMINISTRATIVE AGENT AND THE ARRANGER...........53

    11.1.  Appointment............................................53
    11.2.  Delegation of Duties...................................54
    11.3.  Exculpatory Provisions.................................54
    11.4.  Reliance by Administrative Agent.......................54
    11.5.  Notice of Default......................................54
    11.6.  Non-Reliance on Administrative Agent and
                 Other Lenders....................................55
    11.7.  Indemnification........................................55
    11.8.  Administrative Agent in Its Individual Capacity........56
    11.9.  Successor Administrative Agent.........................56
    11.10. The Arranger...........................................56

SECTION 12.  MISCELLANEOUS........................................56

    12.1.  Amendments and Waivers Generally;
                Amendments to Schedules...........................56
    12.2.  Notices................................................57
    12.3.  No Waiver; Cumulative Remedies.........................58
    12.4.  Survival of Representations and Warranties.............58
    12.5.  Payment of Expenses and Taxes..........................58
    12.6.  Successors and Assigns; Participations and Assignments.59
    12.7.  Adjustments; Set-off...................................61
    12.8.  Judgment...............................................62
    12.9.  Counterparts...........................................62
    12.10. Severability...........................................62
    12.11. Integration............................................62
    12.12. GOVERNING LAW..........................................62
    12.13. Submission To Jurisdiction; Waivers....................62
    12.14. Acknowledgements.......................................63
    12.15. WAIVERS OF JURY TRIAL..................................63
    12.16. Confidentiality........................................63
    12.17. Termination of Existing Credit Agreement...............64

SCHEDULES

    Schedule I:     Lenders and Commitments
    Schedule II:    Administrative Schedule
    Schedule III:   Material Debt Instruments
    Schedule IV:    Restricted Subsidiaries
    Schedule V:     Issuing Banks
    Schedule 6.14:  Subsidiaries
    Schedule 9.2:   Existing Indebtedness and Liens

EXHIBITS

    Exhibit A:      Schedule Amendment
    Exhibit B:      Form of Borrowing Certificate
    Exhibit C:      Assignment and Acceptance
    Exhibit D-1:    Opinion of Jones, Day, Reavis & Pogue
    Exhibit D-2:    Opinion of General Counsel
    Exhibit E:      New Lender Supplement
    Exhibit F:      Commitment Increase Supplement
    Exhibit G:      Form of Exemption Certificate

     MULTI-CURRENCY, MULTI-OPTION CREDIT AGREEMENT, dated as of
August 14, 2002, among:

     (i) HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (the "Company");

     (ii) the several banks and other financial institutions from time to time parties to this Agreement (each, a "Lender"; and collectively, the "Lenders");

     (iii) the Bank of Nova Scotia as the Documentation Agent (the "Documentation Agent"); and

     (iv) JPMORGAN CHASE BANK, as Arranger (the "Arranger") and as administrative agent for the Lenders hereunder (and its successors in such capacity, the "Administrative Agent").
                            W I T N E S S E T H:

   WHEREAS, the Company has requested the Lenders to make available a credit facility pursuant to which (i) the Company may borrow revolving credit loans at committed interest rates and short-term loans at interest rates determined by a competitive bidding process to be conducted by the Company and (ii) one or more Issuing Banks (as hereinafter defined)will issue letters of credit for the account of the Company and each of the Lenders will acquire a participating interest in each such letter of credit;

   WHEREAS, the Company has requested that the loans made, and letters of credit issued, under this Agreement be denominated, at the option of the Company in United States Dollars or Available Foreign Currencies (as hereinafter defined); and

   WHEREAS, the Lenders are willing to make such credit facility available;

   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR":  for any day, a rate per annum equal to the greatest of
     (a)the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus one and a half of 1%. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans in Dollars bearing interest based upon the ABR.

          "Adjusted Eurocurrency Rate": with respect to any Eurocurrency Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next

                                        1









     1/100 of 1%)equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Schedule": Schedule II to this Agreement, which contains interest rate definitions and administrative information in respect of each Currency and each Type of Loan.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement":  this Multi-Currency, Multi-Option Credit
     Agreement, as amended, supplemented or otherwise modified from time to time.

          "Agreement Currency":  as defined in subsection 12.8(b).

          "Applicable Margin": for each day during each Interest Period in respect of any Eurocurrency Loan, the margin per annum set forth below opposite the Interest Coverage Ratio (in the applicable
     Ratings category) shown on the last Interest Coverage Ratio
     Certificate delivered pursuant to subsection 8.2(c) prior to such day:


          Interest Coverage Ratio                   Applicable Margin
                                                      (basis points)

          If Ratings are at BBB or Baa2 or
          --------------------------------
          higher:
          ------
          Interest Coverage Ratio at any level:            80.0

          If Ratings are BBB- or Baa3:

          Less than 5.00                                  100.0

          Greater than or equal to 5.00 and less
          than 6.25                                        95.0

          Greater than or equal to 6.25 and less
          than 7.5                                         92.5

          Greater than or equal to 7.5                     90.0








                                        2









          If Ratings are at or below BB+ or
          ---------------------------------
          Bal or unrated:
          ---------------

          Less than 5.00                                  125.0

          Greater than or equal to 5.00 and less
          than 6.25                                       107.5

          Greater than or equal to 6.25 and less
          than 7.5                                        105.0

          Greater than or equal to 7.5                    100.0;


     provided, however, that, (i) in the event that no Interest Coverage Ratio Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 8.2(c), the Applicable Margin from such date until such Interest Coverage Ratio Certificate is actually delivered shall be that applicable when the Interest Coverage Ratio is less than 5.00 at the lowest Rating level and (ii) in the event of a split Rating, the pricing applicable to the highest Rating shall apply unless the two Ratings are more than one level apart, in which case the pricing applicable to the level one level above the lowest Rating shall apply. Any change in the Applicable Margin resulting from a change in Ratings shall become effective on the date on which change is announced by the applicable ratings agency. Notwithstanding the foregoing, until delivery to the Lenders of the Company's financial statements, and related Interest Coverage Ratio Certificate, for the second full fiscal quarter after the Closing Date, the Applicable Margin shall be 95.0 basis points.

          "Application": in respect of each Letter of Credit issued by an Issuing Bank, an application, in such form as such Issuing Bank may specify from time to time, requesting issuance of such Letter of Credit.

          "Assessment Rate": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignee":  as defined in subsection 12.6(c).

          "Assignment and Acceptance": such Assignment and Acceptance, substantially in the form of Exhibit C, executed and delivered pursuant to subsection 12.6(c).

                                        3









               "Available Foreign Currencies": euro, Pounds Sterling, Danish Kroner, Japanese Yen, Swedish Krona, Swiss Francs, Hong Kong Dollars, Canadian Dollars, Singapore Dollars, and any other available and freely-convertible foreign currency selected by the Company and approved by the Administrative Agent in the manner described in subsection 12.1(b).

          "Base CD Rate": the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Borrowing Date": any Business Day on which a Loan is to be made at the request of the Company under this Agreement.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Business":  as defined in subsection 6.17.

          "Business Day": (a) when such term is used in respect of any amount denominated or to be denominated in (i) any Available Foreign Currency, a London Banking Day which is also a day on which banks are open for general banking business in (x) the city which is the principal financial center of the country of issuance of such Available Foreign Currency, (y) in the case of euro only, Frankfurt am Main, Germany (or such other principal financial center as the Administrative Agent may from time to time nominate for this purpose) and (z) New York City and (ii) Dollars, (x) in the case of a Eurocurrency Loan, a London Banking Day which is also a day other than a Saturday or Sunday on which banks are open for general banking business in New York City, and (y) in the case of an ABR Loan, a day other than a Saturday or Sunday on which banks are open for general banking business in New York City, (b) when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days and (c) when such term is used to describe a day on which a request is to be made to an Issuing Bank for issuance of a Letter of Credit or on which a Letter of Credit is to be issued, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the city in which such Issuing Bank's Issuing Office is located.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;
     (b) marketable general obligations issued by any state of the
     United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of
                                        4









     acquisition, having one of the two highest credit ratings from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements having maturities of one year or less from the date of acquisition issued, and money market deposit accounts issued or offered by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; and (d) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition.

          "C/D Assessment Rate": for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation(the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification)within the meaning of 12 C.F.R. 327.3(d) (or any successor provision)to the FDIC (or any successor) for the FDIC's (or such successor's)insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Change of Control":  an event or series of events by which
     (i) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Investor, is or becomes the
     "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company, (ii)(A) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any Person, or (B) any corporation consolidates with or merges into the
     Company or a Subsidiary of the Company in a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than a transaction solely between the Company and a Subsidiary of the Company or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a
                                        5









     vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided, however, that notwithstanding anything to the contrary in this definition, transfer of beneficial ownership of shares held by the Permitted Investor upon the death of the Permitted Investor to the heirs and devisees of the Permitted Investor shall not constitute a Change of Control.

          "Closing Date": the date on or before August 14, 2002 on which the conditions precedent set forth in subsection 7.1 shall be satisfied.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commercial Letter of Credit":  as defined in subsection 4.1(b).

          "Commitment": as to any Lender, the obligation of such Lender to make and/or acquire participating interests in Loans and issue and/or acquire participating interests in Letters of Credit hereunder in an aggregate Dollar Equivalent Amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

          "Commitment Increase Notice":  as defined in subsection 2.10(a).

          "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the amount of such Lender's Exposure then outstanding constitutes of the aggregate amount of the Exposure of all the Lenders then outstanding).

          "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Committed Rate Loan": as defined in subsection 2.1; a Committed Rate Loan bearing interest based upon the ABR shall be a "Committed Rate ABR Loan", and a Committed Rate Loan bearing interest based upon the Eurocurrency Rate shall be a "Committed Rate Eurocurrency Loan".

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under
     Section 414(b),(c), (m) or (o) of the Code.

          "Company Obligations": the unpaid principal of and interest on the Loans made to the Company, all Reimbursement Obligations in respect of Letters of Credit issued for the account of the Company and all other obligations and liabilities of the Company to the Administrative Agent, any Issuing Bank or any Lender (including, without limitation, interest accruing after the maturity or earlier acceleration of the Loans and
                                        6









     interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans, the Letters of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal,interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, any Issuing Bank or any Lender) or otherwise.

          "Competitive Advance Loan":  as defined in subsection 3.1.

          "Consolidated Capitalization":  at any date, the sum of
     (i) shareholders' equity of the Company and (without duplication) its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (ii) Consolidated Total Debt.

          "Consolidated EBITDA": for any period, Consolidated Net Income for such period, plus the amount of taxes, interest, depreciation and amortization deducted from earnings in determining such Consolidated Net Income.

          "Consolidated Interest Expense": for any period, the amount of interest expense deducted from earnings of the Company and its consolidated Subsidiaries in determining Consolidated Net Income for such period in accordance with GAAP.

          "Consolidated Net Income": for any period, the net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Senior Debt": at any date, Consolidated Total Debt less the outstanding principal amount of Subordinated Debt.

          "Consolidated Total Assets": at any date, the aggregate amount of the assets of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt": at any date, without duplication, the aggregate of all Indebtedness (including the current portion thereof) of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Re-Allocation Date":  as defined in subsection 2.10(d).

          "Currencies": the collective reference to Dollars and the Available Foreign Currencies.

          "Default": any event or condition that upon notice, the lapse of time, or both, would constitute an Event of Default.
                                        7









          "Dollar Equivalent Amount": with respect to the amount of any Available Foreign Currency on any date, the equivalent amount in Dollars of such amount of Available Foreign Currency, as determined by the Administrative Agent using the Exchange Rate.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Environmental Laws": any and all applicable material, foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, enforceable requirements of any Governmental Authority or other Requirements of Law (including common law)regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "euro": the single currency of participating member states of the European Union.

          "Eurocurrency Loan": any Loan bearing interest based upon a Eurocurrency Rate.

          "Eurocurrency Rate": in respect of each Currency, the rate determined as the Eurocurrency Rate for such Currency in the manner set forth in the Administrative Schedule.

          "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Exchange Rate": with respect to any Available Foreign Currency on any date, the rate at which such Available Foreign Currency may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M. London time on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such Available Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Available Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Available Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

          "Exposure":  at any date, the aggregate Dollar Equivalent Amount of
     (a) all Loans then outstanding and (b) all L/C Obligations then outstanding.

                                        8









          "Extensions of Credit": the collective reference to Loans made and Letters of Credit issued under this Agreement.

          "Facility Fee Rate": for each day during each fiscal quarter of the Company, the rate per annum set forth below opposite the Interest Coverage Ratio in the applicable Ratings category shown on the Interest Coverage Ratio Certificate required pursuant to subsection 8.2(c) to be delivered for the immediately preceding fiscal quarter:

        Interest Coverage Ratio                          Facility Fee
                                                        (basis points)


               If Ratings are at BBB or Baa2 or
               --------------------------------
               higher:
               ------
               Interest Coverage Ratio at any
               level:                                        20.0

               If Ratings are BBB- or Baa3:

               Less than 5.00                                37.5

               Greater than or equal to 5.00 and
               less than 6.25                                30.0

               Greater than or equal to 6.25 and
               less than 7.5                                 27.5

               Greater than or equal to 7.5                  25.0


               If Ratings are at or below BB+ or
               Bal (or unrated):

               Less than 5.00                                50.0

               Greater than or equal to 5.00 and
               less than 6.25                                42.5

               Greater than or equal to 6.25 and
               less than 7.5                                 40.0

               Greater than or equal to 7.5                  37.5;

     provided, however, that, (i) in the event that no Interest Coverage Ratio Certificate has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, the Facility Fee Rate during such next succeeding fiscal quarter shall be that applicable when the Interest Coverage Ratio is less than 5.0 at the lowest Rating level and (ii) in the event of a split Rating, the pricing applicable to the highest Rating shall apply unless the two Ratings are more than one level apart, in which case the pricing applicable




                                        9








     to the level one level above the lowest Rating shall apply. Any change in the Facility Fee Rate resulting from a change in Ratings shall become effective on the date on which such change is announced by the applicable ratings agency. Notwithstanding the foregoing, until delivery to the Lender of the Company's financial statements, and related Interest Coverage Ratio Certificate for the second full fiscal quarter after the Closing Date, the applicable Facility Fee shall be 30.0 basis points.

          "Federal Funds Effective Rate": the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter": the letter agreement, dated June 14, 2002, between the Company and JPMorgan Chase.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Funding Office": for each Type of Loan and each Currency, the Funding Office set forth in respect thereof in the Administrative Schedule.

          "Funding Time": for each Type of Loan and each Currency, the Funding Time set forth in respect thereof in the Administrative Schedule.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising applicable executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations(the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary
                                        10









     obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of the Company or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Company or such Subsidiary sells inventory to other Persons under agreements obligating the Company or such Subsidiary to repurchase such inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Indebtedness": of any Person at any date, all indebtedness or obligations of such Person (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), as reflected on the balance sheet of such Person prepared in accordance with GAAP.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Intellectual Property":  as defined in subsection 6.9.

          "Interest Coverage Ratio": for any period of four consecutive fiscal quarters, Consolidated EBITDA divided by Consolidated Interest Expense for such period.

          "Interest Coverage Ratio Certificate": as defined in subsection 8.2(c).

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, and on the Termination Date (b) as to any Committed Rate Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Committed Rate Eurocurrency Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Competitive Advance Loan, the date or dates agreed upon by the Company and the Lender at the time the terms of such Competitive Advance Loan are determined as provided in Section 3.

          "Interest Period":  with respect to any Committed Rate Eurocurrency
     Loan:

               (i) initially, the period commencing on the borrowing, continuation or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Company by a Notice of Continuation with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investment Grade": the Company shall be deemed to be Investment Grade when its Rating is at least BBB- by Standard & Poor's Corporation and at least Baa3 by Moody's Investors Service, Inc.

          "Issuing Bank":  each Lender listed as an Issuing Bank in Schedule V.

          "Issuing Office": in respect of each Issuing Bank, the Issuing Office set forth for such Issuing Bank in Schedule V.

          "JPMorgan Chase":  JPMorgan Chase Bank.

          "Judgment Currency":  as defined in subsection 12.8(b).

          "L/C Obligations":  at any time, an amount equal to the sum of
     (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 4.5(a) and (c) Time Drafts.

          "L/C Participant": in respect of each Letter of Credit, each Lender (other than the Issuing Bank in respect of such Letter of Credit) in its capacity as the holder of a participating interest in such Letter of Credit.

          "Letter of Credit":  as defined in subsection 5.1.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan": any Committed Rate Loan or Competitive Advance Loan made by any Lender pursuant to this Agreement.

          "Loan Documents":  this Agreement and each Application.

          "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

          "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Debt Instrument": those agreements and other instruments of Indebtedness listed on Schedule III, which list shall include any such instrument under which the Company is an obligor and under which the outstanding amount and/or available commitment to extend credit exceeds $10,000,000.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "New Lender":  as defined in subsection 2.10(b).

          "Non-Excluded Taxes":  as defined in subsection 5.5(a).

          "Non-U.S. Lender":  as defined in subsection 5.5(b)

          "Notice of Borrowing": with respect to a Loan of any Type in any Currency, a notice from the Company in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a

     Notice of Borrowing in respect of such Currency and such Type of Loan in the Administrative Schedule.

          "Notice of Competitive Advance Loan": with respect to each Competitive Advance Loan in any Currency, a notice from the Lender in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Competitive Advance Loan in the Administrative Schedule.

          "Notice of Continuation": with respect to a Committed Rate Loan in any Currency, a notice from the Company in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Continuation in respect of such Currency in the Administrative Schedule.

          "Notice of Conversion": with respect to a Committed Rate Loan in Dollars which the Company wishes to convert from a Eurocurrency Loan to an ABR Loan, or from an ABR Loan to a Eurocurrency Loan, as the case may be, a notice from the Company setting forth the amount of such Loan to be converted, the date of such conversion (which, in the case of conversions of Eurocurrency Loans to ABR Loans, shall be the last day of an Interest Period applicable to such Eurocurrency Loans) and, in the case of conversions of ABR Loans to Eurocurrency Loans, the length of the initial Interest Period applicable thereto. Each Notice of Conversion shall be delivered to the Administrative Agent at its address set forth in subsection 12.2 and shall be delivered before 11:00 A.M., New York City time, one Business Day before the requested conversion in the case of conversions to ABR Loans, and before 11:00 A.M., New York City time, three Business Days before the requested conversion in the case of conversions to Eurocurrency Loans.

          "Offered Increase Amount":  as defined in subsection 2.10(a).

          "Participant":  as defined in subsection 12.6(b).

          "Payment Office": for each Type of Loan and each Currency, the Payment Office set forth in respect thereof in the Administrative Schedule.

          "Payment Time": for each Type of Loan and each Currency, the Payment Time set forth in respect thereof in the Administrative Schedule.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Business Acquisitions": acquisitions of all or substantially all of the assets of, or all of the shares or other equity interests in, a Person or division or line of business of a Person engaged in the same business as the Company and its Subsidiaries or in a related business if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing after giving effect to such acquisition, (ii) all transactions related thereto shall be consummated in accordance with applicable laws, (iii) 75% of the outstanding capital stock or other ownership interests of any acquired or newly formed corporation or other entity must be owned directly by the Company or a

     Restricted Subsidiary and such corporation or entity shall become a Restricted Subsidiary hereunder, (iv) in the case of an acquisition of Capital Stock, the board of directors (or equivalent governing body) of the target company shall have approved such transaction, and (v) the Company shall be in compliance, on a pro forma basis, with the covenants contained in subsection 9.1 recomputed as at the last day of the most recently ended fiscal quarter of the Company, and the Company shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such acquired corporation, entity or assets.

          "Permitted Investor": Sidney Harman, Executive Chairman and Chairman of the Board of Directors of the Company on the date hereof.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, overnmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate": the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Properties":  as defined in subsection 6.17.

          "Quotation Day": in respect of the determination of the Eurocurrency Rate for any Interest Period for loans in any Available Foreign Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in such Available Foreign
     Currency for delivery on the first day of such Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates.
     On the date hereof, the Quotation Day in respect of any Interest Period for any Available Foreign Currency (other than the euro) is customarily the last London Banking Day prior to the beginning of such Interest Period which is (i) at least two London Banking Days prior to the beginning of such Interest Period and (ii) a day on which banks are open for general banking business in the city which is the principal financial center of the country of such Available Foreign Currency; and the Quotation Day in respect of any Interest Period for the euro is the day which is two
     Target Operating Days prior to the first day of such Interest Period.

          "Ratings": the actual senior unsecured non-credit enhanced debt ratings of the Company in effect from time to time by Moody's or Standard & Poor's Corporation, as the case may be.

          "Register":  as defined in subsection 12.6(d).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reimbursement Obligation": in respect of each Letter of Credit, the obligation of the account party thereunder to reimburse the Issuing Bank for all drawings made thereunder in accordance with Section 5 and the Application related to such Letter of Credit.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. 4043.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, the president, or the chief financial officer of the Company.

          "Restricted Subsidiary": any Subsidiary listed in Schedule IV.

          "Sale and Lease-Back Transaction":  as defined in subsection 9.10.

          "Schedule Amendment": each Schedule Amendment, substantially in the form of Exhibit A, executed and delivered pursuant to subsection 12.1.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Special Non-Cash Charge": any non-cash, non recurring restructuring charges in accordance with GAAP and non-cash charges relating to the implementation of Financial Accounting Standard Board No. 142 Goodwill and Other Intangible Assets.

          "Standby Letter of Credit":  as defined in subsection 4.1(b).

          "Statutory Reserve Rate": a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted Eurocurrency Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Debt": any unsecured Indebtedness of the Company (other than Indebtedness outstanding on the date hereof and described on Schedule 9.2) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment or otherwise) prior to the Termination Date, and the payment of the principal of and interest on which and any other obligations of the Company in respect thereof is subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other Company Obligations hereunder on terms and conditions that are reasonably acceptable to the Majority Lenders.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Target Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

          "Termination Date":  August 14, 2005.

          "Three-Month Secondary CD Rate": for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York
     City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
     Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Time Draft":  as defined in subsection 4.9.

          "Tranche": the collective reference to Committed Rate Eurocurrency Loans in any Currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee":  as defined in subsection 12.6(f).

          "Type": in respect of any Loan, its character as a Committed Rate Loan or Competitive Advance Loan, as the case may be.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of
     Commerce Publication No. 500, as the same may be amended, supplemented or otherwise modified from time to time.
          "Value": with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of
     (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or
     (ii) the fair market value of such property at the time of entering into such Sale and Lease-Back Transaction, in either case, divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

          "Voting Stock": stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. References to Schedules to this Agreement are references to such Schedules as the same may from time to time be amended or otherwise modified in accordance with the terms hereof.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  THE COMMITTED RATE LOANS
          2.1. Committed Rate Loans. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans on a revolving credit basis ("Committed Rate Loans") to the Company from time to time during the Commitment Period; provided, that no Committed Rate Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the amount of the Exposure would exceed the aggregate amount of the Commitments. During the Commitment Period the Company may use the Commitments by borrowing, prepaying the Committed Rate Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
          (b) The Committed Rate Loans may be made in Dollars or any Available Foreign Currency and may from time to time be (i) Committed Rate Eurocurrency Loans, (ii) in the case of Committed Rate Loans in Dollars only, Committed Rate ABR Loans or (iii) a combination thereof, as determined by the Company and set forth in the Notice of Borrowing or Notice of Conversion with respect thereto; provided, that no Committed Rate Eurocurrency Loan shall be made after the day that is one month prior to the Termination Date.

          2.2.  Procedure for Committed Rate Loan Borrowing.  The
Company may request the Lenders to make Committed Rate Loans on any Business Day during the Commitment Period by delivering a Notice of Borrowing. Each borrowing of Committed Rate Loans shall be in an amount equal to (a) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate undrawn amount of the Commitments is less than $1,000,000, such lesser amount) and (b) in the case of Eurocurrency Loans, (i) if in Dollars, $2,000,000 or increments of $500,000 thereafter, and (ii) if in any Available Foreign Currency, an amount in such Available Foreign Currency of which the Dollar Equivalent Amount is at least $2,000,000. Upon receipt of any such Notice of Borrowing from the Company, the Administrative Agent shall promptly notify each Lender thereof. Subject to the terms and conditions hereof, each Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Company at the Funding Office, and at or prior to the Funding Time, for the Currency of such Loan in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company at the Funding Office, in like funds as received by the Administrative Agent.

          2.3.  Repayment of Committed Rate Loans; Evidence of Debt.
(a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 10), the then unpaid principal amount of each Committed Rate Loan made by such Lender. The Company hereby further agrees to pay interest on the unpaid principal amount of the Committed Rate Loans made to the Company from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.8.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Committed Rate Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
                                        19









          (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Committed
Rate Loan made hereunder and each Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender under the Committed Rate Loans and (iii) the amount of any sum received by the Administrative Agent from the Company in respect of Committed Rate Loans, and the amount of each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Committed Rate Loans made to the Company by such Lender in accordance with the terms of this Agreement.

          2.4. Termination or Reduction of Commitments. The Company shall have the right, upon not less than four Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

          2.5. Optional Prepayments. The Company may, at any time and from time to time, prepay the Committed Rate Loans made to the Company, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment, the Currency of the Committed Rate Loans to be prepaid and whether the prepayment is of Eurocurrency Loans, ABR Loans (in the case of Committed Rate Loans in Dollars) or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.
If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 5.6. Partial prepayments shall be in an aggregate principal amount of at least $1,000.000.

          2.6.  Conversion and Continuation Options.  (a)  By giving a Notice of Conversion, the Company may elect from time to time (i) to convert the Company's Eurocurrency Loans in Dollars to ABR Loans or
(ii) to convert the Company's ABR Loans to Eurocurrency Loans in Dollars; provided, that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. Upon receipt of any Notice of Conversion the Administrative Agent shall promptly notify each Lender thereof. All or any part of Eurocurrency Loans outstanding in Dollars or ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority
Lenders have determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date.
                                        20









          (b) By giving a Notice of Continuation, the Company may continue any of its Eurocurrency Loans as Eurocurrency Loans in the same Currency for additional Interest Periods.

          (c) The Company may convert Committed Rate Loans outstanding in one Currency to Committed Rate Loans of a different Currency by repaying such Loans in the first Currency and borrowing Loans of such different Currency in accordance with the applicable provisions of this Agreement.

          (d) If the Company shall fail to timely give a Notice of Continuation or a Notice of Conversion in respect of any of the Company's Eurocurrency Loans with respect to which an Interest Period is expiring, such Eurocurrency Loans shall become due and payable on the last day of such expiring Interest Period; provided, that the Company may, in accordance with and subject to the terms and conditions of this Agreement refinance such maturing Eurocurrency Loans on such maturity date with Competitive
Advance Loans.

          2.7. Minimum Amounts of Tranches. All borrowings, conversions and continuations of Committed Rate Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising (i) each Tranche in Dollars shall be not less than $2,000,000 and (ii) each Tranche in any Available Foreign Currency shall be not less than the Dollar Equivalent Amount in such Currency of $2,000,000.

          2.8. Interest Rates and Payment Dates for Committed Rate Loans. (a) Each Committed Rate Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin.

          (b) Each Committed Rate ABR Loan shall bear interest at a rate per annum equal to the ABR.

          (c) If all or a portion of (i) the principal amount of any Committed Rate Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest on Committed Rate Loans shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          2.9. Inability to Determine Interest Rate. If on or prior to the Quotation Day for any Interest Period in respect of any Eurocurrency Loan in any Currency:

                                        21








          (a) the Administrative Agent shall have determined which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such affected Currency or such affected Interest Period, or

          (b) the Administrative Agent shall have received notice from Lenders having Commitments comprising at least 25% of the aggregate amount of the Commitments that the Eurocurrency Rate determined or to be determined for such affected Interest Period will not adequately and fairly reflect the cost to such Lenders
     (as conclusively certified by such Lenders) of making or maintaining their affected Committed Rate Loans during such affected Interest Period,

the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans requested to be made in such affected Currency on the first day of such affected Interest Period shall be made as ABR Loans in Dollars in a Dollar Equivalent Amount, (y)any Committed Rate Loans that were to have been converted on the first day of such affected Interest Period from ABR Loans, to Eurocurrency Loans in such affected Currency, shall be continued as ABR Loans and (z) any Eurocurrency Loans in such affected Currency that were to have been continued as such shall be converted, on the first day of such Interest Period, to ABR Loans in Dollars in a Dollar Equivalent Amount. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans in such affected
Currency shall be made or continued as such.

          2.10. Commitment Increases. (a) In the event that the Company wishes to increase the total Commitment at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Commitment Increase Notice") in a minimum amount equal to $5,000,000. The Company may, at its election, (i) offer one or more of the Lenders the opportunity to provide all or a portion of the Offered Increase Amount pursuant to paragraph (c) below and/or (ii) with the consent of the Administrative Agent and each Issuing Bank (each such consent shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities the opportunity to provide all or a portion of the Offered Increase Amount pursuant to paragraph (b) below. The Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Company desires to provide such Offered Increase Amount. The Company or, if requested by the Company, the Administrative Agent will notify such Lenders, and/or banks, financial institutions or other entities of such offer.

          (b) Any additional bank, financial institution or other entity which the Company selects to offer participation in the increased Commitments and which elects to become a party to this Agreement and obtain a Commitment in an amount so offered and accepted by it pursuant to Section 2.10(a)(ii) shall execute a New Lender Supplement with the Company and the Administrative Agent, substantially in the form of Exhibit E, whereupon such bank, financial institution or other entity (herein called a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Commitment of any such New Lender shall be in an amount not less than $5,000,000.
                                        22









          (c) Any Lender which accepts an offer to it by the Company to increase its Commitment pursuant to Section 2.10(a)(i) shall, in each case, execute a Commitment Increase Supplement with the Company, the Issuing Bank and the Administrative Agent, substantially in the form of Exhibit F, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased.

          (d) If any bank, financial institution or other entity becomes a New Lender pursuant to Section 2.10(b) or any Lender's Commitment is increased pursuant to Section 2.10(c), additional Commitment Rate Loans made on or after the effectiveness thereof (the "Credit Re-Allocation Date") shall be made pro rata based on the Commitment Percentages in effect on and after such Credit
Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Committed Rate Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lenders and/or Lenders with such increased Commitments to the extent of, and pro rata based upon, their respective Commitments otherwise available for Loans), and continuations of Eurocurrency Loans outstanding on such Credit Re-Allocation Date shall be effected by repayment of such Eurocurrency Loans on the last day of the Interest Period applicable thereto and the making of new Eurocurrency Loans pro rata based on such new Commitment Percentages. In the event that on any such Credit Re-Allocation Date there is an unpaid principal amount of ABR Loans, the Company shall make prepayments thereof and borrowings of ABR Loans so that, after giving effect thereto, the ABR Loans outstanding are held pro rata based on such new Commitment Percentages. In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of Eurocurrency Loans, such Eurocurrency Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Company elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans will be paid thereon to the respective Lenders holding such Eurocurrency Loans pro rata based on the respective principal amounts thereof outstanding.

          (e)  Notwithstanding anything to the contrary in this
Section 2.10, (i) in no event shall any transaction effected pursuant to this Section 2.10 cause the total Commitments to exceed $150,000,000,
(ii) in no event may the Company deliver more than one Commitment
Increase Notice and (iii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

          (f) It shall be a condition precedent to an increase in the Commitments pursuant to this Section 2.10 that the Administrative Agent shall have received on or prior to the Credit Re-Allocation Date, for the benefit of the Lenders, (i) legal opinions of counsel to the Company covering such matters as are customary for transactions of this type and such other matters as may be reasonably requested by the Administrative Agent and (ii) certified copies of resolutions of the Company authorizing the Offered Increase Amount.

          (g) The Administrative Agent will notify all Lenders of each increase in Commitments pursuant to this Section.

                                        23








                SECTION 3.  THE COMPETITIVE ADVANCE LOANS
          3.1. Competitive Advance Loans. (a) Subject to the terms and conditions hereof, the Company may, from time to time during the Commitment Period, request one or more Lenders to offer bids, and any such Lender may, in its sole discretion, offer such bids, to make competitive advance loans ("Competitive Advance Loans") to the Company on the terms and conditions set forth in such bids. Each Competitive Advance Loan shall bear interest at the rates, payable on the dates, and shall mature on the date, agreed between the Company and Lender at the time such Competitive Advance Loan is made; provided, that (i) each Competitive Advance Loan shall mature not earlier than 1 day and not later than 180 days, after the date such Competitive Advance Loan is made and (ii) no Competitive Advance Loan shall mature after the Termination Date. During the Commitment Period the Company may accept bids from Lenders from time to time for Competitive Advance Loans, and borrow and repay Competitive Advance Loans, all in accordance with the terms and conditions hereof; provided, that no Competitive Advance Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the aggregate amount of the Exposure would exceed the aggregate amount of the Commitments;
and provided further that the aggregate amount of Competitive Advance Loans of the Company at any time outstanding shall not exceed
$25,000,000. Subject to the foregoing, any Lender may, in its sole discretion, make Competitive Advance Loans in an aggregate outstanding amount exceeding the amount of such Lender's Commitment.

          (b) The Competitive Advance Loans may be made in Dollars or any Available Foreign Currency, as agreed between the Company and Lender in respect thereof at the time such Competitive Advance
Loan is made.
          3.2.  Procedure for Competitive Advance Loan Borrowing.
(a) The Company may request one or more Lenders to make bids to make Committed Rate Loans in such manner and at such time as shall be agreed by the Company and such Lenders. The proceeds of each Competitive Advance Loan will be made available to the Company in respect thereof in the manner agreed between the Company and the relevant Lender at the time such Competitive Advance Loan is made.

         (b) Each Lender that makes a Competitive Advance Loan shall deliver a Notice of Competitive Advance Loan to the Administrative Agent on the Thursday (or, if such Thursday is not a Business Day, on the next Business Day following such Thursday) immediately following the making of such Competitive Advance Loan.

          3.3.  Repayment of Competitive Advance Loans; Evidence of
Debt. (a) The Company hereby unconditionally promises to pay to the Lender that made such Competitive Advance Loan on the maturity date, as agreed by the Company and Lender at the time such Competitive Advance Loan is made (or such earlier date on which all the Loans become due and payable pursuant to Section 10), the then unpaid principal amount of such Competitive Advance Loan. The Company hereby further agrees to pay interest on the unpaid principal amount of the Competitive Advance
Loans made by any Lender from time to time outstanding from the date thereof until payment in full thereof at the rate per annum, and on the dates, agreed by the Company and Lender at the time such Competitive Advance Loan is made. All payments in respect of Competitive Advance Loans shall be made by the Company to its Competitive Advance Loan
Lender at the address separately agreed to between the Company and such Competitive Advance Loan Lender.
                                        24









          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Competitive Advance Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of Competitive Advance Loans. The entries made in the accounts of each Lender maintained pursuant to this subsection 3.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded, absent manifest error; provided, however, that the failure of any Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Competitive Advance Loans made to the Company by such Lender in accordance with the terms of this Agreement.

          3.4. Prepayments. Unless otherwise agreed by the Lender making a Competitive Advance Loan, such Competitive Advance Loan may not be optionally prepaid prior to the scheduled maturity date thereof.
                      SECTION 4.  THE LETTERS OF CREDIT
          4.1. L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue letters of credit (including Letters of Credit payable by acceptance of a Time Draft as described in subsection 4.9) ("Letters of Credit", which shall include the letters of credit issued by JP Morgan Chase Bank on August 8, 2002 in the amount of $7,298,767.12 and on August 13, 2002 in the amount of $3,600,000.00) for the account of the Company on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to such Issuing Bank; provided, that no Letter of Credit shall be issued if, after giving effect thereto (i) the aggregate amount of the Exposure would exceed the aggregate amount of the Commitments or (ii) the aggregate amount of the L/C Obligations would exceed $25,000,000.

          (b) Each Letter of Credit shall:

          (i) be denominated in Dollars or an Available Foreign Currency and shall be either (A) a standby letter of credit issued to support obligations of the Company, contingent or otherwise, to provide credit support for workers' compensation, other insurance programs and other lawful corporate purposes (a "Standby Letter of Credit") or (B) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of the Company and its Subsidiaries (a "Commercial Letter of Credit"; together with the Standby Letters of Credit, the "Letters of Credit") and,

          (ii) expire no later than the earlier of (A) one year after its date of issuance and (B) 5 Business Days prior to the Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
     (B) above).

          (c) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any Lender to exceed any limits imposed by, any applicable Requirement of Law.
                                        25









          4.2. Procedure for Issuance of Letters of Credit under this Agreement. The Company may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its Issuing Office an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt by an Issuing Bank of any Application, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than five Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Company. Such Issuing Bank shall promptly (and in no event later than the Business Day following its issuance of any Letter of Credit) advise the Administrative Agent of the terms of such Letter of Credit (or provide the Administrative Agent with a copy of such Letter of Credit), and each Lender shall be entitled to receive from the Administrative Agent, following such Lender's request therefor, any materials so provided to the Administrative Agent.

          4.3. Fees, Commissions and Other Charges. (a) The Company shall pay to the Administrative Agent, for the account of the Lenders (including the Issuing Bank) pro rata according to their Commitment Percentages, a letter of credit commission with respect to each Letter of Credit, computed at a rate equal to the then Applicable Margin for Eurocurrency Loans on the daily average undrawn face amount of such Letter of Credit. Such commissions shall be payable in arrears on the last Business Day of each March, June, September and December to occur after the date of issuance of each Letter of Credit and on the expiration date of such Letter of Credit and shall be nonrefundable.
In addition to the foregoing fees, the Company shall pay to each Issuing Bank for its own account a fronting fee of 0.125% per annum on the aggregate drawable amount of all outstanding Letters of Credit issued by such Issuing Bank. Such fronting fees shall be paid quarterly in arrears and shall be nonrefundable.

          (b) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the relevant Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering such Letter of Credit.
          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          4.4. L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of
Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that,
                                        26









if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Company which is the account party thereunder in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's Issuing Office an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 4.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid to such Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such payment obligation denominated in Dollars, the daily average Federal funds rate, as quoted by such Issuing Bank, or (B) in the case of any such payment obligation denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by such Issuing Bank, in each case during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 4.4(a) the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the account party or otherwise, including by way of set-off or proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

          4.5. Reimbursement Obligation of the Company. (a) The Company agrees to reimburse the Issuing Bank in respect of such Letter of Credit on the same Business Day on which such Issuing Bank notifies the Company of the date and amount of a draft presented under such Letter of Credit and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to such Issuing Bank at its Issuing Office in the Currency in which payment of such draft was made and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which is (i) in the case of such amounts payable in Dollars, 2% above the ABR from time to time and (ii) in the case of such amounts payable in any other currency, 2% above the rate reasonably determined by the Issuing Bank as the cost of funding such overdue amount from time to time on an overnight basis.


                                        27








          4.6. Obligations Absolute. (a) The obligations of the Company under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

          (b) The Company also agrees with the Issuing Bank in respect of such Letter of Credit that such Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 4.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by such Issuing Bank shall not have constituted gross negligence or willful misconduct of such Issuing Bank or (ii) any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

          (d) The Company agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on the Company and shall not result in any liability of such Issuing Bank to the Company.

          4.7. Letter of Credit Payments. If any draft shall be presented for payment to an Issuing Bank under any Letter of Credit, such Issuing Bank shall promptly notify the account party of the date and amount thereof. The responsibility of the Issuing Bank to the account party in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          4.8. Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 4, the provisions of this Section 4 shall apply.

          4.9.  Issuance of Letters of Credit Priority for Acceptance of
Time Drafts.  Notwithstanding anything to the contrary contained in this
Section 4, the Company may request that any Letter of Credit permit drawings thereunder to be by means of acceptance by the Issuing Bank of a time draft
(a "Time Draft") rather than by payment of a sight draft. Each Time Draft shall (in addition to satisfying all of the provisions set forth in this
Section 4, except to the extent such provisions conflict with the provisions in this subsection 4.9 (in which case this subsection 4.9 shall be controlling)) expire no later than the earliest of (i) 90 days following the acceptance of such Time Draft by the related Issuing Bank, (ii) 5 Business Days prior to the Termination Date and (iii) 180 days after the issuance of the Commercial Letter of Credit pursuant to which such Time Draft is made. Notwithstanding anything to the contrary in this Agreement:
                                        28









          (a) in calculating the outstanding amount of L/C Obligations for purpose of determining the amount of the Commitments available for usage as Letters of Credit under subsection 4.1(a), the face amount of each outstanding and accepted Time Draft shall be deemed to constitute L/C Obligations;

          (b) in calculating the undrawn face amount of any Letter of Credit for purposes of determining the amount of Letter of Credit commission payable pursuant to subsection 4.3(a), each Letter of Credit under which a Time Draft has been issued and accepted shall be deemed undrawn to the extent of the face amount of such Time Draft until such Time Draft has been paid; and

          (c) each L/C Participant shall be deemed to have an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's rights and obligations under any Time Draft accepted by such Issuing Bank under any Letter of Credit.

      SECTION 5.  CERTAIN PROVISIONS APPLICABLE TO THE LOANS AND
                            LETTERS OF CREDIT

          5.1. Facility Fee. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Closing Date to, but excluding, the later of the Termination Date or the date on which the Company Obligations are paid in full, computed at the Facility Fee Rate in effect from time to time on the average daily amount of the Commitment (used and unused) of such Lender during the period for which payment is made (or after the Termination Date on the average daily amount of the Exposure), payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein and thereafter upon demand, commencing on the first of such dates to occur after the date hereof.

          (b) The Company agrees to pay to the Administrative Agent, for its own account, the administrative agent's fee, to the Administrative Agent, for the account of the Lenders, the upfront fee, and to JPMorgan Chase, for its own account, such other fees, in the amounts and on the dates set forth in the Fee Letter.

          5.2. Computation of Interest and Fees. (a) Facility fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and Letter of Credit commissions shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurocurrency Rate.
Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.
                                        29








          5.3. Pro Rata Treatment and Payments. (a) Each borrowing by the Company of Committed Rate Loans, each payment by the Company on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on any Loans shall be made pro rata according to the respective principal amounts of the Loans of the Company then due and owing to the Lenders. All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set off or counterclaim. All payments in respect of Committed Rate Loans in any Currency shall be made in such Currency and in immediately available funds at the Payment Office, and at or prior to the Payment Time, for such Type of Loans and such Currency, on the due date thereof. The Administrative Agent shall distribute to the Lenders any payments received by the Administrative Agent promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date in respect of Committed Rate Loans that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative
Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to (A) in the case of any such
Committed Rate Loans denominated in Dollars, the daily average Federal funds rate, as quoted by the Administrative Agent, or (B) in the case of any Committed Rate Loans denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by the Administrative Agent, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.  If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Committed Rate Loans in such Currency hereunder, on demand, from the Company.
          5.4. Requirements of Law. (a) If after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by any Lender with any request or directive (whether or not having the force of law) applicable generally in the jurisdiction of such Lender to banking institutions of the same type as such
Lender:
          (i)  shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Eurocurrency Loan made by it to the Company or any Extension of Credit to the Company, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 6.6 and changes in the rate or other basis of tax on the overall net income of such Lender);
                                        30








          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate; or

         (iii) shall impose on such Lender any other condition affecting Eurocurrency Loans made by such Lender to the Company, or Extensions of Credit by such Lender to the Company;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or making or maintaining Extensions of Credit to the Company or to reduce any amount receivable hereunder in respect thereof, and such Lender has no reasonable means (as it shall determine in its sole discretion) to avoid such costs or reductions, then, in any such case, the Company shall promptly pay such Lender following receipt of a certificate of such Lender in accordance with subsection 5.4(d) such additional amount or amounts as will compensate such Lender for such increased cost or reduction suffered.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay to such Lender following receipt of a certificate of such Lender in accordance with subsection 5.4(d) such additional amount or amounts as will compensate such Lender for any such reduction suffered. Notwithstanding any other provision in this paragraph (b), no Lender shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not then be the general practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

          (c) In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this subsection 5.4, the Company agrees to pay to each Lender which requests compensation under this paragraph (c) by notice to the Company, on the last day of each Interest Period with respect to any Committed Rate Eurocurrency Loan made by such Lender to the Company, at any time when such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Eurocurrency Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such Committed Rate Eurocurrency Loans), an additional amount (determined by such Lender's calculation or, if an accurate calculation is
                                        31









impracticable, reasonable estimate using such reasonable means of allocation as such Lender shall determine) equal to the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Committed Rate Eurocurrency Loans.

          (d) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a), (b) or (c) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, including calculations in detail comparable to the detail set forth in Certificates delivered to such Lender in similar circumstances under comparable provisions of other comparable credit agreements, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same.

          (e) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, except that no Lender shall be entitled to compensation under this subsection 5.4 for any costs incurred or reduction suffered with respect to any date unless such Lender shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (d) above, not more than six months after the later of (i) such date and (ii) the date on which such Lender as applicable, shall have become aware of such costs or reductions. The protection of this subsection 6.5 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

          (f) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          5.5. Taxes. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes and other similar taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative
Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) provided, however, that the Lender shall have complied with the relevant provisions of this subsection 5.5. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes")are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder
                                        32








at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall timely pay such Non-Excluded Taxes and shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. Notwithstanding the foregoing, the Company shall be required to make any payments in respect of Non-Excluded Taxes to any Lender that has changed the Funding Office at which it maintains the Extensions of Credit to which such Non-Excluded Taxes relate (other than any such change in Funding Office made by such Lender pursuant to subsection 5.7 to avoid or minimize the application or effects of subsection 5.4 or 5.5) in an amount greater than the Company would have been required to pay pursuant to this subsection 5.5 if no such change in Funding Office had occurred. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated, created or organized under the laws of the United States of America or a state or political subdivision thereof (a "Non-U.S. Lender") shall:

          (i) deliver to the Company and the Administrative Agent (A) two duly completed copies of either United States Internal Revenue Service Form W-8BEN (with respect to entitlement to treaty benefits) or W-8ECI, or successor applicable form, as applicable, and (B) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholdings tax under Section 871(b) or 881(c) of the Code with respect to payments of "portfolio interests," a statement substantially in the form of Exhibit G and a Form W-8BEN, or applicable successor form, in each case, demonstrating such Non-U.S. Lender's entitlement to a complete exemption from U.S. Federal withholding tax on all payments by the Company under this Agreement,

          (ii) deliver to the Company and the Administrative Agent two further current copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;
unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent or the legal basis therefor. Each Person that shall become a Lender or a Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.
                                        33









          5.6. Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of a Loan after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by the Company of a prepayment of Eurocurrency Loans or Competitive Advance Loans on a day which is not the last day of an Interest Period or the maturity date, as the case may be, with respect thereto. Such loss or reasonable expense shall be equal to the sum of (a) such Lender's actual costs and expenses incurred (other than any lost profits) in connection with, or by reason of, any of the foregoing events and (b) an amount equal to the excess, if any, as reasonably determined by such Lender of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or continued (assumed to be the Eurocurrency Rate applicable thereto) for the period from and including the date for such payment, prepayment, conversion or continuation to but excluding the last day of the Interest Period for such Loan over
(ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts, including calculations in reasonable detail, that such Lender is entitled to receive pursuant to this subsection 5.6 shall be delivered to the Company and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          5.7. Change of Lending Office. (a) Each Lender agrees that upon the occurrence of any event giving rise to the operation of subsection
5.4 or 5.5, it will use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or designate a different lending office for Extensions of Credit affected by such event with the object of avoiding or minimizing the consequences of such event; provided, that such filing or designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; and, provided, further, that nothing in this subsection 5.7 shall affect or postpone any of the obligations of the Company or the rights of any Lender pursuant to subsection 5.4 or 5.5.

          (b) In the event that any Lender shall have delivered a notice or certificate pursuant to subsection 5.4 or 5.5, the Company shall have the right, but not the obligation, at their own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in subsection 12.6) approved by the Administrative Agent
(which approval shall not be unreasonably withheld), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 12.6) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any Requirement of Law, (ii) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of


                                        34









the Loans made by such Lender hereunder and (iii) the Company shall pay to the affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder (including any amount that would be payable to such Lender pursuant to subsection 5.6 if such assignment were, instead, a prepayment).

          5.8. Company Controls on Exposure; Calculation of Exposure; Prepayment if Exposure exceeds Commitments. (a) The Company will monitor the borrowings and repayments of Loans by the Company and the issuance of and drawings under Letters of Credit and Time Drafts, with the object of preventing any request for an Extension of Credit that would result in the aggregate amount of the Exposure being in excess of the Commitments and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, the aggregate amount of the Exposure does exceed the Commitments. In the event that at any time the Company determines that the aggregate amount of the Exposure exceeds the aggregate amount of the Commitments by more that 5%, the Company will, as soon as practicable but in any event within five Business Days of making such determination, make such repayments or prepayments of Loans as shall be necessary to cause the aggregate amount of the Exposure to no longer exceed the Commitments.

          (b) The Administrative Agent will calculate the aggregate amount of the Exposure (including the aggregate amount of L/C Obligations) from time to time, and in any event not less frequently than once during each calendar week. In making such calculations, the Administrative Agent will rely on the information most recently received by it from Lenders in respect of outstanding Competitive Advance Loans and from Issuing Banks in respect of outstanding Letters of Credit(including, with respect to such Issuing Banks, the conversion ratios in respect of the non-Dollar denominated Letters of Credit provided to the Administrative Agent by such Issuing Banks on the fifteenth day and the end of each month (or on the Business Day next succeeding such days)). Upon making each such calculation, the Administrative Agent will inform the Company of the results thereof and, upon the request of any Lender, inform such Lender of the results thereof.

          (c) In the event that on any date the Administrative Agent calculates that the aggregate amount of the Exposure exceeds the aggregate amount of the Commitments by more than 5%, the Administrative Agent will give notice to such effect to the Company. Within five Business Days after receipt of any such notice, the Company will, as soon as practicable but in any event within five Business Days of receipt of such notice, make such repayments or prepayments of Loans as shall be necessary to cause the aggregate amount of the Exposure to no longer exceed the Commitments.

          (d)  Any prepayment required to be made pursuant to this subsection
5.8 shall be accompanied by payment of amounts payable, if any, pursuant to subsection 5.6 in respect of the amount so prepaid.









                                        35








             SECTION 6.  REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into this Agreement, to make the Loans and to issue and/or participate in the Letters of Credit, the Company hereby represents and warrants to the Administrative Agent and each Lender that:
          6.1. Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries as at June 30, 2001 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KMPG LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2002 and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as of such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto, except for such transactions disclosed in writing to the Administrative Agent prior to the Closing Date. During the period from June 30, 2001 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at June 30, 2001.

          6.2. No Change. Since June 30, 2001 there has been no development or event which has had or is reasonably expected to have a Material Adverse Effect.

          6.3. Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent, with respect to a Subsidiary, where failure to maintain existence or good standing would not have a Material Adverse Effect,
(b) has the corporate or other power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify is not reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith is not reasonably expected to have a Material Adverse Effect.
                                         36









          6.4.  Corporate Power; Authorization; Enforceable Obligations.
The Company has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Company is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          6.5. No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Company is a party, the borrowings hereunder and the use of the proceeds thereof will not (a) violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries except where any such violation is not reasonably expected to result in a Material Adverse Effect or (b) result in the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation except where any such creation or imposition of any Lien is not reasonably expected to result in a Material Adverse Effect.

          6.6. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which is reasonably expected to have a Material Adverse Effect.

          6.7. No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          6.8. Ownership of Property; Liens. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material real property, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as presently conducted. All such material properties are free and clear of all Liens, other than Liens permitted by subsection 9.3.

          6.9. Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those failures to own or license which are not reasonably expected to have a Material Adverse


                                        37









Effect (the "Intellectual Property"). No claim has been asserted against the Company or any Subsidiary and is pending by any Person challenging or questioning the use by the Company or any Subsidiary of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, except, in each case, for claims that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

          6.10. Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be) except where such failure to file or pay is not reasonably expected to result in a Material Adverse Effect; no tax Lien has been filed in respect of any material amount of unpaid taxes, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge except where such claim is not reasonably expected to result in a Material Adverse Effect.

          6.11. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

          6.12. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or
Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made on the date of any Extension of Credit with respect to any Single Employer Plan or, to the Company's knowledge, Multiemployer Plan, and each Plan (such representation in respect of any Multiemployer Plan being made to the Company's knowledge) has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien on assets of the Company or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made on the date of any Extension of Credit, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA that could reasonably be expected to have a Material Adverse Effect if the Company or any such Commonly Controlled Entity were to withdraw completely from
                                        38









all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the Company's knowledge, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $10,000,000.

          6.13. Investment Company Act; Other Regulations. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          6.14. Subsidiaries. Schedule 6.14 lists all the Subsidiaries of the Company at the date hereof.

          6.15. Purpose of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used by the Company to refinance existing bank lines and for general corporate purposes including, without limitation, working capital, letters of credit, repayment, prepayment or purchase of long-term indebtedness and acquisitions.

          6.16. Accuracy and Completeness of Information. All written information heretofore furnished by the Company to the Lenders for purposes of or in connection with this Agreement, and all such information hereafter furnished by the Company to any Lender for purposes of this Agreement, will not, at the time delivered, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made or to be made, in the light of the circumstances under which they were or will be made, not misleading. Prior to the date hereof, the Company has disclosed to the Lenders in writing any and all facts which materially and adversely affect (to the extent the Company can as of the date hereof reasonably foresee), the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement.

          6.17. Environmental Matters. Except to the extent that all of the following are not reasonably expected to have a Material Adverse Effect:

          (a) The facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and to the knowledge of the Company during its period of ownership, lease or operation of the Properties, have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) are reasonably expected to give rise to liability under, any Environmental Law.

          (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or
                                        39









     violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries
     (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) Neither the Company nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) There has been no release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

                     SECTION 7.  CONDITIONS PRECEDENT

          7.1. Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

          (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by each Lender and by the Company.

          (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Company, of any Material Debt Instrument.

          (c) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of
                                        40









     the Company. There shall be attached to such certificate (i) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and (ii) specimen signatures of officers of the Company authorized to execute this Agreement and related documents as of the date hereof.

          (d) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

          (e) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Company (i) attaching copies of all consents, authorizations and filings, if any, referred to in subsection 6.4, and (ii) stating that such consents, authorizations and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

          (f) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in subsection 5.1(b).

          (g) Financial Statements. The Administrative Agent shall have received, with a copy for each Lender the financial statements described in subsection 6.1.

          (h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

               (i) the executed legal opinion of Jones, Day, Reavis & Pogue, counsel to the Company, substantially in the form of Exhibit D-1; and

               (ii) the executed legal opinion of the general counsel of the Company, substantially in the form of Exhibit D-2.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                (i) Prior Credit Agreement. All amounts outstanding under the Company's Multi-Currency, Multi-Option Credit Agreement dated as of September 30, 1994, as amended, shall have been repaid, and all commitments to extend credit thereunder shall have been terminated.

          7.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

          (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent.
     Each request by the Company for an Extension of Credit hereunder shall constitute a representation and warranty by the Company as of the date on which such Extension of Credit is to be made that the conditions contained in this subsection have been satisfied.

                  SECTION 8.  AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, certifications, reports and notices) shall cause each of its Subsidiaries to:

          8.1.  Financial Statements.  Furnish to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          8.2.  Certificates; Other Information.  Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c) within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, and within 90 days after the end of each fiscal year of the Company, a certificate of the principal financial officer of the Company showing in detail the computations necessary to calculate the (i) Applicable Margin and Facility Fee Rate (an "Interest Coverage Ratio Certificate") and
     (ii) ratio set forth in subsection 9.1(a);

          (d) not later than ten Business Days following approval by the Board of Directors of the Company (and in any event at least once in each fiscal year), a copy of the Company's final business plan as approved by the Directors;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and periodic reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, but not limited to, annual consolidating financial statements not later than 150 days after the end of each fiscal year).

          8.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or to the extent that the failure to so pay, discharge or satisfy would not be reasonably expected to have a Material Adverse Effect.

          8.4. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

          8.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted) except for failures to so maintain property that would not have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property on an "all risk" basis; and furnish to each Lender, upon written request, full information as to the insurance carried.

          8.6.  Inspection of Property; Books and Records; Discussions.
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lenders to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable prior notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that all such visits shall be coordinated by the Lenders with the Administrative Agent, and by the Administrative Agent with the Company, in order to minimize disruption of the Company's business.

          8.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount involved is $10,000,000 or more and not covered by insurance unless the Company has determined in good faith, after consultation with and based upon advice of counsel acting for the Company or such Subsidiary in such litigation or proceeding, that it could not be reasonably expected that such litigation or proceeding would result in a final judgment against the Company or such Subsidiary in an amount greater than $10,000,000; or (ii) in which injunctive or similar relief is sought that could reasonably be expected to have a Material Adverse Effect;

         (d) the following events, as soon as possible, and in any event within 30 days after the Company knows or has reason to know thereof:
     (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan or Multiemployer Plan, a failure of the Company or a Commonly Controlled Entity to make any required contribution to a Plan, the creation of any Lien on the assets of the Company or any Commonly Controlled Entity in favor of the PBGC or a Plan or any withdrawal of the Company or a Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any

     Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

          (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          8.8. Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same (i) are being contested in good faith by appropriate proceedings and could not be reasonably expected to have a Material Adverse Effect or (ii) could not be reasonably expected to have a Material Adverse Effect.

                   SECTION 9.  NEGATIVE COVENANTS
          The Company hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall not, directly or indirectly:

          9.1.  Financial Condition Covenants.

          (a) Consolidated Total Debt to Consolidated Capitalization. Permit the ratio of Consolidated Total Debt to Consolidated Capitalization at any time to be greater than 55%.

          (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 3.5 to 1.0; provided that for purposes of this computation, Consolidated EBITDA shall include an addback for the relevant period of
     (i) $8,300,000 for a special charge taken in the quarter ended December 31, 2001 and (ii) the amount of any Special Non-Cash Charges.

          9.2. Limitation on Indebtedness of Restricted Subsidiaries. Permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness under this Agreement;

          (b) Indebtedness listed on Schedule 9.2 (a portion of which Indebtedness will be repaid at the time set forth in Part II of such Schedule);
                                         45









          (c) Indebtedness of a corporation or other entity which becomes a Restricted Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation or other entity became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation or other entity by the Company no Default or Event of Default shall have occurred and be continuing;

          (d)  Indebtedness secured by any Lien permitted by subsection 9.3(g);

          (e) Indebtedness of the Company's Subsidiary or Subsidiaries in Denmark in an aggregate principal amount not exceeding $2,000,000 (or its equivalent in Danish Kroner) at any time outstanding;

          (f) additional Indebtedness not exceeding $50,000,000 in aggregate principal amount at any one time outstanding (as to all such Restricted Subsidiaries);

          (g) additional Indebtedness that is subordinate in right of payment to the Company Obligations on terms reasonably satisfactory to the Administrative Agent; and

          (h) any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), as a whole or in part, of any Indebtedness referred to in the foregoing clauses (b), (c) and (d) (other than such Indebtedness described in Part II of Schedule 9.2); provided that no such extension, renewal, refinancing or replacement shall result in an increase in such Indebtedness.

          9.3. Limitation on Liens. Create, incur, assume or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                                        46









          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

          (f) Liens in existence on the date hereof listed on Schedule 9.2, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness or other obligations of the Company or such Restricted Subsidiaries incurred to finance the acquisition or leasing of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition or leasing of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or other obligations (and the proceeds thereof and contract rights, subleases and other rights related thereto), and (iii) the amount of Indebtedness secured thereby is not increased;

          (h) Liens on the property or assets of a corporation or other entity which becomes a Restricted Subsidiary after the date hereof securing Indebtedness in existence at the time such corporation or other entity became a Subsidiary, provided that (i) such Liens existed at the time such corporation or other entity became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation or other entity after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

          (i) Liens on the property or assets of a corporation or other entity existing at the time such corporation or other entity is merged or consolidated with or into the Company or a Restricted Subsidiary or at the time of a sale of the properties and assets of such corporation or other entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, and Liens on property or assets first acquired by the Company or a Restricted Subsidiary after the date of this Agreement, provided that (A) no such Lien shall extend to or cover any property other than the property initially subject thereto and improvements thereto, and (B) the Indebtedness secured by each such Lien is then permitted by this Agreement;

          (j) Liens on inventory acquired by the Company or a Restricted Subsidiary in the ordinary course of business securing the payment to the seller of such inventory of the purchase price thereof, provided, that such Liens encumber only the inventory to which such purchase price relates and such purchase price is payable in accordance with customary trade terms;

          (k) Liens arising in connection with trade letters of credit issued for the account of the Company or a Restricted Subsidiary securing the reimbursement obligations in respect of such letters of credit, provided, that such Liens encumber only the property being acquired through payments made under such letters of credit or the documents of title and shipping and insurance documents relating to such property;

                                        47









          (l) Liens on intellectual property acquired by the Company or a Restricted Subsidiary (such as software) securing the obligation of the Company or such Restricted Subsidiary to make royalty or similar payments to the seller of such intellectual property, provided, that such Liens encumber only the intellectual property to which such payments relate;

          (m) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Restricted Subsidiaries) $25,000,000; and

          (n) any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (f) through (n), inclusive; provided that (i) no such extension, renewal, refinancing or replacement shall result in an increase in the liabilities secured thereby and (ii) such extension, renewal, refinancing or replacement Lien shall be limited to all or a part of the same property that secured the Lien so extended, renewed, refinanced or replaced (plus additions, accessions, replacements and improvements to such property).

          9.4. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, or permit any Restricted Subsidiary to do any of the foregoing, except:

          (a) any Restricted Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Restricted Subsidiaries of the Company (provided that the wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation);

          (b) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Restricted Subsidiary of the Company; and

          (c) the Company and its Restricted Subsidiaries may consummate the transactions permitted by subsection 9.5.

          9.5. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of, or permit any Restricted Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose of, any of its respective property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or permit any Restricted Subsidiary to issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Restricted Subsidiary, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

                                        48









          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (d) the sale or other disposition of any other property in the ordinary course of business, provided that (i) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 15% of Consolidated Total Assets as at the beginning of such twelve-month period and (ii) the aggregate book value of all assets so sold or disposed of between August 14, 2002 and the date of any determination thereof shall not exceed 25% of Consolidated Total Assets as at the end of the fiscal year of the Company most recently ended prior to such date of determination;

          (e) the Company or any Restricted Subsidiary may sell or otherwise dispose of any Subsidiary other than a Restricted Subsidiary;

          (f) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise)to the Company or any other wholly owned Restricted Subsidiary of the Company;

          (g) the sale or discount of accounts receivable (as to the Company and all Restricted Subsidiaries) in an outstanding principal amount not exceeding $50,000,000 at any time;

          (h) licenses and sublicenses by the Company and the Restricted Subsidiaries of intellectual property in the ordinary course of business; and

          (i) the issuance or series of issuances of Capital Stock of any Restricted Subsidiary with a value, in the aggregate for all such issuances by all Restricted Subsidiaries, not exceeding 10% of Consolidated Total Assets.

          9.6. Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, except that, so long as no Event of Default has occurred and is continuing, or would be continuing after giving effect thereto, the Company may pay dividends on its Capital Stock and purchase or repurchase shares of its Capital Stock in an aggregate amount not exceeding the sum of (i) $50,000,000 in any fiscal year (with 50% of any unused portion of this amount being permitted to be carried forward on a cumulative basis to subsequent fiscal years) plus (ii) an amount equal to the net cash proceeds received by the Company from any issuance and sale by the Company of the capital stock of the Company after June 30, 2002.

          9.7. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, or permit any Restricted Subsidiary to do any of the foregoing, except:
                                        49









          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Permitted Business Acquisitions;

          (d) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

          (e) investments by the Company in its Restricted Subsidiaries and investments by Restricted Subsidiaries in the Company and in other Restricted Subsidiaries; and

          (f) investments by the Company or any Restricted Subsidiary in any Subsidiary other than a Restricted Subsidiary so long as after giving effect thereto there is no violation of subsection 9.13.

          9.8. Limitation on Optional Payments of Subordinated Debt and Modifications of Subordination Provisions. At any time when the Company is not considered Investment Grade (a) agree to any amendment or other modification to any Subordinated Debt that would shorten the maturity thereof, (b) amend the subordination provisions of any Subordinated Debt or
(c) make any optional payment or prepayment on or redemption or purchase of any Subordinated Debt unless, after giving effect to such payment, prepayment, redemption or purchase, the ratio of Consolidated Senior
Debt to Consolidated Capitalization is not greater than 35%.

          9.9. Limitation on Transactions with Affiliates. Enter into, or permit any Restricted Subsidiary to enter into, any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Company or another Restricted Subsidiary), unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Company's or such Restricted Subsidiary's business and
(c) upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          9.10. Limitation on Sales and Leasebacks. Enter into, or permit any Restricted Subsidiary to enter into, any arrangement with any Person (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or such Restricted Subsidiary of real or personal property which is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Restricted Subsidiary (a "Sale and Lease-Back Transaction"), except for (i) Sale and Lease-Back Transactions having an aggregate Value not exceeding $25,000,000,
(ii) Sale and Lease-Back Transactions in respect of assets acquired by the Company or a Restricted Subsidiary after August 14, 2002, provided, that such Sale and Lease-Back Transaction is consummated within 180 days after the acquisition by the Company or a Restricted Subsidiary of the asset subject thereto or (iii) Sale and Lease-Back Transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries.

                                        50









          9.11. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than June 30.

          9.12. Limitation on Guarantee Obligations in respect of Indebtedness of Subsidiaries other than Restricted Subsidiaries. Create, incur or permit to exist, or permit any Restricted Subsidiary to create, incur or permit to exist, any material Guarantee Obligation in respect of any Indebtedness of any Subsidiary other than a Restricted Subsidiary.

          9.13. Limitation on Subsidiaries other than Restricted Subsidiaries. Permit at any time more than 10% of consolidated assets of the Company and its Subsidiaries to be held by any Person other than the Company and the Restricted Subsidiaries, or permit for any fiscal year more than the greater of (a) $10,000,000 and (b) 15% of Consolidated Net Income, to be attributable to the earnings of any Person other than the Company and the Restricted Subsidiaries.

          9.14. Limitation on Guarantee Obligations. Permit the aggregate outstanding amount of Guarantee Obligations of the Company and its Subsidiaries, determined on a consolidated basis (other than Guarantee Obligations not prohibited pursuant to subsection 9.12), to exceed, at any time, $25,000,000.

                        SECTION 10.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Company shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in Section 9, other than Section 9.7 and 9.13; or

          (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e)  The Company or any of its Restricted Subsidiaries
     shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such
                                        51









     default or defaults shall have occurred is at least $10,000,000;
     or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee
     Obligation to become payable; or

          (f) (i) The Company or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
     (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the
                                        52








     Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more final judgments or decrees of a court shall be entered against the Company or any of its Restricted Subsidiaries for the payment of money in an aggregate amount (to the extent not adequately covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i)	Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
       SECTION 11.  THE ADMINISTRATIVE AGENT AND THE ARRANGER
          11.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as
are reasonably incidental thereto.   Notwithstanding any provision to the
contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
                                        53









          11.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          11.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

          11.4.  Reliance by Administrative Agent.  The Administrative
Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          11.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a
                                        54









notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          11.6.  Non-Reliance on Administrative Agent and Other Lenders.
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Administrative
Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          11.7. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Arranger in their capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought
(or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims,
                                        55









penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          11.8.  Administrative Agent in Its Individual Capacity.
The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          11.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders.
If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, unless an Event of Default shall be outstanding, be approved by the Company (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          11.10. The Arranger. The Arranger, in such capacity, shall have no duties or responsibilities, and shall incur no obligations or liabilities, under this Agreement or the other Loan Documents but shall nevertheless be entitled to all of the indemnities and other protections afforded to the Administrative Agent under this Section 11.

                        SECTION 12.  MISCELLANEOUS
          12.1.  Amendments and Waivers Generally; Amendments to Schedules.
(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (i) enter into with the Company written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Company or (ii) waive, on such terms and conditions as the
Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated
                                        56









rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender directly affected thereby, or (B) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents or (C) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          (b) Schedules II and V may be amended as follows:

          (i) Schedule II will be amended to change administrative information contained therein (other than any interest rate definition, Funding Time, Payment Time or notice time contained therein), upon execution and delivery by the Company and the Administrative Agent of a Schedule Amendment providing for such amendment.

          (ii) Schedule II will be amended to conform any Funding Time, Payment Time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the Company, the Majority Lenders and the Administrative Agent of a Schedule Amendment providing for such amendment.

          (iii) Schedule II will be amended to change any interest rate definition contained therein or to add additional Available Foreign Currencies (and related interest rate definitions and administrative information), upon execution and delivery by the Company, all the Lenders and the Administrative Agent of a Schedule Amendment providing for such amendment.

          (iv) Schedule V will be amended to designate other Lenders as additional Issuing Banks, and add administrative information with respect thereto, upon execution and delivery by the Company, the Administrative Agent and such additional Issuing Bank of a Schedule Amendment providing for such amendment.

          (v) Schedule V will be amended to change administrative information with respect to Issuing Banks, upon execution and delivery by the Company, the Administrative Agent and such
     Issuing Bank, as the case may be, of a Schedule Amendment providing for such amendment.
          12.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or 5 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:
                                        57










     The Company:                  Harman International
                                   Industries, Incorporated
                                   1101 Pennsylvania Avenue, N.W.
                                   Suite 1010
                                   Washington, D.C.  20004
                                   Attention:  Greg Henry, Treasurer
                                   Fax:  202-393-3064
                                   Attention:  Ed Summers, General Counsel
                                   Fax:  818-920-0677
The Administrative Agent:          JPMorgan Chase Bank
                                   270 Park Avenue
                                   New York, NY 10017
                                   Attention:  Doris Mesa
                                   Fax:  212-552-5650


provided that any Notice of Borrowing, Notice of Competitive Advance
Loan, Notice of Continuation, Notice of Conversion, or any notice pursuant to subsections 2.4, 2.5 or 4.2 shall not be effective until received.

          12.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          12.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          12.5.  Payment of Expenses and Taxes.  The Company agrees
(a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of,

                                        58









or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Administrative Agent, the Arranger and each Lender, their respective affiliates, and their respective officers, directors, trustees, advisors and controlling persons, (each, an "indemnified person") harmless from and against any and all liabilities, obligations, losses, damages, judgments, claims, penalties, costs, expenses or disbursements of any kind or nature whatsoever arising out of claims, actions, suits or proceedings brought by third parties with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the use of the proceeds of the Extensions of Credit (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such indemnified person or (ii) legal proceedings commenced against such indemnified person by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          12.6.  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Extension of Credit for all purposes under this Agreement and the other Loan Documents, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Company therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 12.7(a) as fully as if it were a Lender hereunder.
                                        59









The Company also agrees that each Participant shall be entitled to the benefits of subsections 5.4, 5.5 and 5.6 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the aggregate amount of the Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate amount of the Commitment remaining with the assigning Lender are each not less than $5,000,000
(or such lesser amount as may be agreed to by the Company and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in Section 10(f) shall have occurred and be continuing.

          (d) The Administrative Agent shall, on behalf of the Company, maintain at the address of the Administrative Agent referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Committed Rate Loans owing by the Company to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Committed Rate Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other
Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Committed Rate Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.
                                        60









          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

          (f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 12.16, any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement, provided, that the Lenders shall take such steps as reasonably necessary to ensure that confidential information will be treated in a confidential manner as required by subsection 12.16.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan to any Federal Reserve Bank in accordance with applicable law.

          12.7. Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or other Company Obligations then due and owing, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or other Company Obligations then due and owing, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or other Company Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) If an Event of Default shall have occurred and be continuing, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise)
to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each
                                        61









case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company.
Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          12.8. Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of the Company in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency;
if the amount of the Agreement Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be)in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent
(as the case may be), such Lender or the Administrative Agent
(as the case may be) agrees to remit to the Company such excess.

          12.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          12.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          12.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          12.13. Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          12.14.  Acknowledgements.  The Company hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other
     Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

          12.15. WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          12.16. Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Company pursuant to this Agreement that is designated by the Company in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender,
(ii) to any Transferee or prospective Transferee which agrees to be bound by the provisions of this Section 12.16 or substantially equivalent provision, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

          12.17. Termination of Existing Credit Agreement. On the Closing Date, all Commitments under (and as defined in) the Company's Multi-Currency, Multi-Option Credit Agreement, dated as of
September 30, 1994, as amended, shall terminate, and each Lender hereunder that is also a Lender under (and as defined in) such Agreement agrees to waive any provision of such Agreement that would require prior notice of such termination.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    HARMAN INTERNATIONAL INDUSTRIES,
                                      INCORPORATED

                                    By:/s/ Frank Meredith
                                       -------------------------
                                       Name: Frank Meredith
                                       Title: Executive Vice President
                                       and CFO

                                    JPMORGAN CHASE BANK,
                                      as Lead Arranger, Administrative Agent
                                      and Lender

                                    By:/s/ James Maron
                                       -----------------------
                                       Name: James Maron
                                       Title: Vice President

                                    THE BANK OF NOVA SCOTIA, as Documentation
                                      Agent and Lender

                                    By:/s/ Todd S. Meller
                                       -----------------------
                                       Name: Todd S. Meller
                                       Title: Managing Director

                                    HSBC BANK USA
                                    By:/s/ Diane M. Zieske
                                       -----------------------
                                       Name: Diane M. Zieske
                                       Title: First Vice President

                                    DANSKE BANK A/S
                                    By:/s/ John A. O'Neill
                                       -----------------------
                                       Name: John A. O'Neill
                                       Title: Assistant General Manager

                                    By:/s/ Peter L. Hargraves
                                       -----------------------
                                       Name: Peter L. Hargraves
                                       Title: Vice President

                                    CREDIT SUISSE FIRST BOSTON
                                    By:/s/ Robert Hetu
                                       -----------------------
                                       Name: Robert Hetu
                                       Title: Director

                                    By:/s/Guy M. Baron
                                       -----------------------
                                       Name: Guy M. Baron
                                       Title: Associate

                                    BAYERISCHE HYPO-UND VEREINSBANK,AG
                                    By:/s/ Ken Hamilton
                                       -----------------------
                                       Name: Ken Hamilton
                                       Title: Director

                                    By:/s/ Laura DePersis
                                       -----------------------
                                       Name: Laura DePersis
                                       Title: Director

                                    CITIBANK, N.A.
                                    By:/s/ David L. Harris
                                       -----------------------
                                       Name: David L. Harris
                                       Title: Vice President

                                    BANK OF TOKYO-MITSUBUSHI TRUST
                                      COMPANY
                                    By:/s/ Spencer Hughes
                                       -----------------------
                                       Name: Spencer Hughes
                                       Title: Vice President

                                    ISRAEL DISCOUNT BANK OF NEW YORK
                                    By:/s/ Andrew Ackerman
                                       -----------------------
                                       Name: Andrew Ackerman
                                       Title: First Vice President

                                    By:/s/ Scott Fishbein
                                       -----------------------
                                       Name: Scott Fishbein
                                       Title: First Vice President